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[PRICEWATERHOUSECOOPERS LETTERHEAD]                                Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form F-4/S-4 of our report dated February 9, 1999 relating to the consolidated financial statements and consolidated financial statement schedule of Bell Atlantic Corporation, which appears in Bell Atlantic Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

February 14, 2000